Exhibit 99.8(i)(iii)

 Form of ADDENDUM TO SCHEDULE OF
PARTICIPATON AGREEMENT

This Addendum (“Addendum”) to the original Schedule of the Participation Agreement executed on November 1, 2009 is entered into by and among Allianz Global Investors Distributors LLC, (the “Underwriter”), PIMCO Variable Insurance Trust (the “Fund”), and Protective Life and Annuity Insurance Company (the “Company”), collectively (the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement dated November 1, 2009 (the “Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the Parties agree as follows:

1. The following Designated Portfolios/Classes are added to Schedule A of the Agreement:

Global Diversified Allocation Portfolio, Advisor Class

2. The following segregated asset accounts and associated products are added to Schedule A of the Agreement:

Separate Accounts	Products
PLAIC Variable Annuity Account S	Schwab Genesis Advisory Variable Annuity NY
PLAIC Variable Annuity Account S	Schwab Genesis Variable Annuity NY

For the purpose of referring to this Amendment, the date of this Amendment shall be [DATE].

PIMCO Variable Insurance Trust

Protective Life and Annuity Insurance Company

By:
___________________________

By:
___________________________
Name:
___________________________

Name:
___________________________
Title:
___________________________

Title:
___________________________
Date:    ___________________________

Date:   ____________________________

Allianz Global Investors Distributors LLC

By:
___________________________

Name:
___________________________

Title:
___________________________

Date:    ___________________________